Exhibit 3.268

BYLAWS

OF

SHERIDAN ANESTHESIA SERVICES OF MINNESOTA, P.C.

ARTICLE 1.

OFFICES

1.1) Offices. The address of the registered office of the corporation shall be designated in the Articles of Incorporation, as amended from time to time. The principal executive office of the corporation shall initially be located at 1613 N. Harrison Parkway, Suite 200, Sunrise, FL 33323, and the corporation may have offices at such other places within or without the State of Minnesota as the Board of Directors shall from time to time determine or the business of the corporation requires.

ARTICLE 2.

MEETINGS OF SHAREHOLDERS

2.1) Regular Meetings. Regular meetings of the shareholders of the corporation entitled to vote shall be held on an annual or other less frequent basis as shall be determined by the Board of Directors or by the chief executive officer; provided, that if a regular meeting has not been held during the immediately preceding fifteen (15) months, a shareholder or shareholders holding three percent (3%) or more of the voting power of all shares entitled to vote may demand a regular meeting of shareholders by written notice of demand given to the chief executive officer or chief financial officer of the corporation. At each regular meeting, the shareholders, voting as provided in the Articles of Incorporation and these Bylaws, shall elect qualified successors for directors who serve for an indefinite term or for directors whose terms have expired or are due to expire within six months after the date of the meeting, and shall transact such other business as shall come before the meeting. No meeting shall be considered a regular meeting unless specifically designated as such in the notice of meeting or unless all the shareholders entitled to vote are present in person, by proxy or by means of remote communication and none of them objects to such designation.

2.2) Special Meetings. Special meetings of the shareholders entitled to vote may be called at any time by the Chairman of the Board, the chief executive officer, the chief financial officer, two or more directors, or a shareholder or shareholders holding ten percent (10%) or more of the voting power of all shares entitled to vote who shall demand such special meeting by giving written notice of demand to the chief executive officer or the chief financial officer specifying the purposes of the meeting.

2.3) Meetings Held Upon Shareholder Demand. Within thirty (30) days after receipt by the chief executive officer or the chief financial officer of a demand from any shareholder or shareholders entitled to call a regular or special meeting of shareholders, the Board of Directors shall cause such meeting to be called and held on notice no later than ninety (90) days after receipt of such demand. If the Board of Directors fails to cause such a meeting to be called and held, the shareholder or shareholders making the demand may call the meeting by giving notice as provided in Section 2.5 hereof at the expense of the corporation.

2.4) Place of Meetings. Meetings of the shareholders shall be held at the principal executive office of the corporation or at such other place, within or without the State of Minnesota, as is designated by the Board of Directors, except that a regular or special meeting called by or at the demand of a shareholder shall be held in the county where the principal executive office of the corporation is located. Notwithstanding the foregoing, the Board of Directors may determine that a regular or special meeting of shareholders shall be held solely by means of remote communication in accordance with Section 2.7 below.

2.5) Notice of Meetings. Except as otherwise specified in Section 2.6 or required by law, a written notice setting out the place, date and hour of any regular or special meeting shall be given to each holder of shares entitled to vote not less than 10 (ten) nor more than sixty (60) days prior to the date of the meeting; provided, that notice of a meeting at which there is to be considered a proposal (i) to dispose of all, or substantially all, of the property and assets of the corporation or (ii) to dissolve the corporation shall be given to all shareholders of record, whether or not entitled to vote; and provided further, that notice of a meeting at which there is to be considered a proposal to adopt a plan of merger or exchange shall be given to all shareholders of record, whether or not entitled to vote, at least fourteen (14) days prior thereto. Notice of any special meeting shall state the purpose or purposes of the proposed meeting, and the business transacted at all special meetings shall be confined to the purposes stated in the notice.

Notice of a meeting may be given in a form of electronic communication consented to by the shareholder to whom the notice is given and is effective when directed to the shareholder in a manner to which the shareholder has consented. If notice is given by a posting or an electronic network, a separate notice must be given to the shareholder of the specific posting, and notice is deemed given on the later of the posting or the giving of the separate notice. Consent by a shareholder to notice by electronic communication may be given in writing or by authenticated electronic communication.

2.6) Waiver of Notice. A shareholder may waive notice of any meeting before, at or after the meeting, in writing, orally or by attendance. Attendance at a meeting by a shareholder is a waiver of notice of that meeting unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not be lawfully considered at such meeting and does not participate in the consideration of the item at such meeting.

2.7) Shareholder Meetings Held Solely by Means of Remote Communications. If determined by the Board of Directors, a regular or special meeting of shareholders may be held solely by any combination of means of remote communication through which the shareholders may participate in the meeting, if notice of the meeting is given to every holder of shares entitled to vote, and if the number of shares held by the shareholders participating in the meeting would be sufficient to constitute a quorum at a meeting. Participation by a shareholder by that means constitutes presence at the meeting in person or by proxy if all the other requirements of applicable to proxies are met. The corporation shall implement reasonable measures to verify that each shareholder deemed present by means of remote communication and entitled to vote at the shareholder meeting is a shareholder and to provide each shareholder participating by means of remote communication with a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders.

2.8) Participation in Shareholder Meetings by Remote Communication. If determined by the Board of Directors and provided the corporation implements the measures described in the last sentence of Section 2.7, a shareholder not physically present in person or by proxy at a regular or special meeting of shareholders may, by means of remote communication, participate in a meeting of shareholders held at a designated place. Participation by a shareholder by that means constitutes presence at the meeting in person or by proxy if all the other requirements applicable to proxies are met.

2.9) Quorum and Adjourned Meeting. The holders of a majority of the voting power of the shares entitled to vote at a meeting, represented either in person or by proxy, shall constitute a quorum for the transaction of business at any regular or special meeting of shareholders. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum. In case a quorum is not present at any meeting, those present shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of shares entitled to vote shall be represented. At such adjourned meeting at which the required amount of shares entitled to vote shall be represented, any business may be transacted which might have been transacted at the original meeting.

2.10) Voting. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, by proxy duly appointed by an instrument in writing subscribed by such shareholder or, if determined by the Board of Directors, by means of remote communication. Each shareholder shall have one (1) vote for each share having voting power standing in each shareholder’s name on the books of the corporation except as may be otherwise provided in the terms of the share. Upon the demand of any shareholder, the vote for directors or the vote upon any question before the meeting shall be by ballot. All elections for directors shall be decided by a plurality of the voting power of the shares present and entitled to vote on the election of directors at a meeting at which a quorum is present, unless otherwise provided in the Articles of Incorporation. All questions shall be decided by a majority vote of the number of shares entitled to vote and represented at any meeting at which there is a quorum except in such cases as shall otherwise be required by statute or the Articles of Incorporation.

2.11) Action Without a Meeting. An action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed, or consented to by authenticated electronic communication, by all of the shareholders entitled to vote on that action (or such lesser number of shareholders as may be permitted by the Articles of Incorporation).

2.12) Order of Business. The suggested order of business at any regular meeting and, to the extent appropriate, at all other meetings of the shareholders shall, unless modified by the presiding chairman, be:

1.	Call of roll

2.	Proof of due notice of meeting or waiver of notice

3.	Determination of existence of quorum

4.	Reading and disposal of any unapproved minutes

5.	Reports of officers and committees

6.	Election of directors

7.	Unfinished business

8.	New business

9.	Adjournment.

ARTICLE 3.

DIRECTORS

3.1) General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors.

3.2) Number, Term and Qualifications. The Board of Directors shall consist of one or more members. Each director must be licensed to furnish at least one category of professional service which the corporation is authorized to furnish pursuant to its election under Section 319B.03, subd. 2, of the Minnesota Professional Firms Act. At each regular meeting, the shareholders shall determine the number of directors; provided, that between regular meetings the authorized number of directors may be increased or decreased by the shareholders or increased by the Board of Directors. Fixed terms, not exceeding five years, may be established by the shareholders. If fixed terms have not been so established, each director shall serve for an indefinite term that expires at the next regular meeting of shareholders, and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation, disqualification, or removal as provided by statute.

3.3) Board Meetings; Places and Notice. Meetings of the Board of Directors may be held from time to time at any place within or without the State of Minnesota that the Board of Directors may designate or by any means described in Section 3.7 below. In the absence of designation by the Board of Directors, Board meetings shall be held at the principal executive office of the corporation, except as may be otherwise unanimously agreed orally, or in writing, or by attendance. Any director may call a Board meeting by giving 24 hours notice to all directors of the date and time of the meeting. The notice need not state the purpose of the meeting, and may be given by mail or in person or by any form of electronic communication by which the director has consented to receive notice. If a meeting schedule is adopted by the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required.

3.4) Quorum and Voting. A majority of the Board of Directors currently holding office shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from the time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment even though the withdrawal of a number of directors originally present leaves less than the proportion or number otherwise required for a quorum. Except as otherwise required by law or the Articles of Incorporation, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

3.5) Vacancies. Vacancies on the Board of Directors may be filled by the affirmative vote of a majority of the remaining members of the Board, though less than a quorum; provided, that newly created directorships resulting from an increase in the authorized number of directors shall be filled by the affirmative vote of a majority of the directors serving at the time of such increase. Persons so elected shall be directors until their successors are elected by the shareholders, who may make such election at the next regular or special meeting of the shareholders.

3.6) Board Meeting Held Solely by Means of Remote Communication. Any meeting among directors may be conducted solely by one or more means of remote communication through which all of the directors may participate with each other during the meeting, if the notice is given of the meeting as required by Section 3.6 above, and if the number of directors participating in the meeting is sufficient to constitute a quorum at a meeting. Participation in a meeting by that means constitutes presence at a meeting.

3.7) Participation in Board Meetings by Means of Remote Communication. A director may participate in a board meeting by means of conference telephone, or if authorized by the board, by such other means of remote communication, in each case through which the director, other directors so participating, and all directors physically present at the meeting may participate with each other during the meeting. Participation in a meeting by that means constitutes presence at the meeting.

3.8) Waiver of Notice. A director may waive notice of any meeting before, at or after the meeting, in writing, orally or by attendance. Attendance at a meeting by a director is a waiver of notice of that meeting unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

3.9) Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes of the meeting if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

3.10) Action Without a Meeting. Any action of the Board of Directors or any committee of the Board that may be taken at a meeting thereof may be taken without a meeting if authorized by a written action signed or consented to by authenticated electronic communication, by all of the directors (or such lesser number of directors as may be permitted by the Articles of Incorporation), or by all of the members of such committee, as the case may be.

3.11) Committees. The Board of Directors may, by resolution approved by affirmative vote of a majority of the Board, establish committees having the authority of the Board in the management of the business of the corporation only to the extent provided in the resolution. Committees may include a special litigation committee consisting of one or more independent persons to consider legal rights or remedies of the corporations and whether those rights and remedies should be pursued. Each such committee shall consist of one or more natural persons (who need not be directors) appointed by the affirmative vote of a majority of the directors present, and shall, other than special litigation committees, be subject at all times to the direction and control of the Board. A majority of the members of a committee present at a meeting shall constitute a quorum for the transaction of business. Committee meetings may be held solely by means of remote communication and committee members may participate in meetings by means of remote communication to the same extent as permitted for meetings of the Board of Directors. Each member of a committee must be licensed to furnish at least one category of professional service which the corporation is authorized to furnish pursuant to its election under Section 319B.03, subd. 2, or Section 319B.04, subd. 2, of the Minnesota Professional Firms Act. However, committees established to consider administrative and operational matters not involving the exercise of professional judgment may have members who are not licensed.

3.12) Order of Business. The suggested order of business at any meeting of the Board of Directors shall, to the extent appropriate and unless modified by the presiding chairman, be:

1.	Roll Call

2.	Proof of due notice of meeting or waiver of notice, or unanimous presence and declaration by presiding chairman

3.	Determination of existence of quorum

4.	Reading and disposal of any unapproved minutes

5.	Reports of officers and committees

6.	Election of officers

7.	Unfinished business

8.	New business

9.	Adjournment

ARTICLE 4.

OFFICERS

4.1) Number and Designation. The corporation shall have one or more natural persons, each of whom is licensed to furnish at least one category of professional service which the corporation is authorized to furnish pursuant to its election under Section 319B.03, subd. 2, or Section 319B.04, subd. 2, of the Minnesota Professional Firms Act, exercising functions of the offices of the chief executive officer and chief financial officer. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the corporation including, but not limited to, a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall have the powers, rights, duties and responsibilities set forth in these Bylaws unless otherwise determined by the Board, and each of whom should be licensed to furnish at least one category of professional service which the corporation is authorized to furnish pursuant to its election under Section 319B.03 subd. 2, or Section 319B.04, subd. 2, of the Minnesota Professional Firms Act. Any of the offices or functions of those offices may be held by the same person.

4.2) Election, Term of Office and Qualification. At the first meeting of the Board following each election of directors, the Board shall elect officers, who shall hold office until the next election of officers or until their successors are elected or appointed and qualify; provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the Board of Directors present (without prejudice, however, to any contract rights of such officer).

4.3) Resignation. Any officer may resign at any time by giving written notice to the corporation. The resignation is effective when notice is given to the corporation, unless a later date is specified in the notice, and acceptance of the resignation shall not be necessary to make it effective.

4.4) Vacancies in Office. If there be a vacancy in any office of the corporation, by reason of death, resignation, removal or otherwise, such vacancy may, or in the case of a vacancy in the office of the chief executive officer or chief financial officer, shall be filled for the unexpired term by the Board of Directors.

4.5) Chief Executive Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief executive officer (a) shall have general active management of the business of the corporation; (b) shall, when present and in the absence of the Chairman of the Board, preside at all meetings of the shareholders and Board of Directors; (c) shall see that all orders and resolutions of the Board are carried into effect; (d) shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles, these Bylaws or the Board to some other officer or agent of the corporation; (e) may maintain records of and certify proceedings of the Board and shareholders; and (f) shall perform such other duties as may from time to time be assigned to the chief executive officer by the Board.

4.6) Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief financial officer (a) shall keep accurate financial records for the corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the corporation as ordered by the Board, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the Board; (e) shall render to the chief executive officer and the Board of Directors, whenever requested, an account of all of his or her transactions as chief financial officer and of the financial condition of the corporation; and (f) shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

4.7) Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board and shall exercise general supervision and direction over the more significant matters of policy affecting the affairs of the corporation, including particularly its financial and fiscal affairs.

4.8) President. Unless otherwise determined by the Board, the President shall be the chief executive officer. If an officer other than the President is designated chief executive officer, the President shall perform such duties as may from time to time be assigned to the President by the Board. If the office of Chairman of the Board is not filled, the President shall also perform the duties set forth in Section 4.7.

4.9) Vice President. Each Vice President shall have such powers and shall perform such duties as may be specified in these Bylaws or prescribed by the Board of Directors. In the event of absence or disability of the President, the Board of Directors may designate a Vice President or Vice Presidents to succeed to the power and duties of the President.

4.10) Secretary. The Secretary shall, unless otherwise determined by the Board, be secretary of and attend all meetings of the shareholders and Board of Directors, and may record the proceedings of such meetings in the minute book of the corporation and, whenever necessary, certify such proceedings. The Secretary shall give proper notice of meetings of shareholders and shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

4.11) Treasurer. Unless otherwise determined by the Board, the Treasurer shall be the chief financial officer of the corporation. If an officer other than the Treasurer is designated chief financial officer, the Treasurer shall perform such duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

4.12) Delegation. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board may delegate in writing some or all of the duties and powers of such officer to other persons, but only with respect to administrative and operational matters not involving professional judgment, the determination of important policies of the corporation or the superintending of the corporation’s overall operation.

ARTICLE 5.

INDEMNIFICATION

5.1) Indemnification. The corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as permitted by Minnesota Statutes, Section 302A.521, as now enacted or hereafter amended.

ARTICLE 6.

SHARES AND THEIR TRANSFER

6.1) Certificate of Stock. Every owner of stock of the corporation shall be entitled to a certificate, in such form as the Board of Directors may prescribe, certifying the number of shares of stock of the corporation owned by such shareholder. The certificates for such stock shall be numbered (separately for each class) in the order in which they are issued and shall, unless otherwise determined by the Board, be signed by the chief executive officer, the chief financial officer, or any other officer of the corporation. A signature upon a certificate may be a facsimile. Certificates on which a facsimile signature of a former officer, transfer agent or registrar appears may be issued with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

6.2) Stock Record. As used in these Bylaws, the term “shareholder” shall mean the person, firm or corporation in whose name outstanding shares of capital stock of the corporation are currently registered on the stock record books of the corporation. The corporation shall keep, at its principal executive office or at another place or places within the United States determined by the Board, a share register not more than one year old containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder. The corporation shall also keep at its principal executive office or at another place or places within the United States determined by the Board, a record of the dates on which certificates representing shares were issued. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled (except as provided for in Section 6.4 of this Article 6).

6.3) Transfer of Shares. Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate (or the shareholder’s legal representative or duly authorized attorney-in-fact) and upon surrender for cancellation of the certificate or certificates for such shares. The shareholder in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

6.4) Lost Certificate. Any shareholder claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the directors so require, give the corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board of at least double the value, as determined by the Board, of the stock represented by such certificate in order to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed or lost.

ARTICLE 7.

RESTRICTIONS ON OWNERSHIP AND TRANSFER OF SHARES

7.1) Restrictions on Ownership. Shares of stock of the corporation may only be issued to, and only be owned by, (i) professionals licensed and not disqualified to furnish at least one category of the corporation’s pertinent professional services, (ii) general partnerships, other than limited partnerships, authorized to furnish at least one category of the corporation’s pertinent professional services, (iii) other professional firms authorized to furnish at least one category that the corporation’s pertinent professional services (iv) a voting trust established with respect to some or all of the ownership interests in the corporation if the corporation’s generally applicable governing law permits the establishment of voting trust, and all of the voting trustees and all of the holders of beneficial interests in the trust are professionals authorized to furnish at least one category of the corporation’s pertinent professional interests, or (v) an employee stock ownership plan as defined in Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended, if all the voting trustees of the plan are professionals licensed to render at least one category of the corporation’s pertinent professional services and the ownership interests are not directly issued to anyone other than professionals licensed to render at least one category of the corporation’s pertinent professional services. The corporation shall not sell, grant, give allocate, issue or otherwise transfer shares of stock of the corporation except to persons described in this Section 7.1.

7.2) Prohibited Transfers. No owner of a share of stock of this corporation may transfer any such share or shares except to the corporation or persons who meet the requirements of Section 7.1 hereof. This restriction applies regardless of whether a purported transfer is voluntary or involuntary, constitutes a present transfer or undertaking to make a future transfer or to allow the transferee to cause a future transfer to occur or is permanent or subject to defeasement. Any such attempted or purported transfer is null and void.

7.3) Endorsement on Stock Certificates. An endorsement in language substantially as follows shall be placed on each certificate representing shares of stock of the corporation:

“The shares of stock represented by this certificate are subject to certain restrictions on ownership and transfer as set forth in Article 7 of the Bylaws, which Bylaws are available for inspection at the principal office of the corporation.”

7.4) Private Agreement. The provisions of this Article 7 may be modified or expanded as between any shareholder and the corporation pursuant to a written agreement between them, in which case the provisions of such agreement shall govern to the extent inconsistent with this Article 7.

ARTICLE 8.

GENERAL PROVISIONS

8.1) Record Dates. In order to determine the shareholders entitled to notice of and to vote at a meeting, or entitled to receive payment of a dividend or other distribution, the Board of

Directors may fix a record date which shall not be more than sixty (60) days preceding the date of such meeting or distribution. In the absence of action by the Board, the record date for determining shareholders entitled to notice of and to vote at a meeting shall be at the close of business on the day preceding the day which notice is given, and the record date for determining shareholders entitled to receive a distribution shall be at the close of business on the day on which the Board of Directors authorizes such distributions.

8.2) Distributions; Acquisitions of Shares. Subject to the provisions of law, the Board of Directors may authorize the acquisition of the corporation’s shares and may authorize distributions whenever and in such amounts as, in its opinion, the condition of the affairs of the corporation shall render it advisable.

8.3) Fiscal Year. The fiscal year of the corporation shall be established by the Board of Directors.

8.4) Seal. The corporation shall have such corporate seal or no corporate seal as the Board of Directors shall from time to time determine.

8.5) Securities of Other Corporations.

(a) Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the chief executive officer shall have full power and authority on behalf of the corporation (i) to attend and to vote at any meeting of security holders of other companies in which the corporation may hold securities; (ii) to execute any proxy for such meeting on behalf of the corporation; and (iii) to execute a written action in lieu of a meeting of such other company on behalf of this corporation. At such meeting, by such proxy or by such writing in lieu of meeting, the chief executive officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

(b) Purchase and Sale of Securities. Unless otherwise ordered by the Board of Directors, the chief executive officer shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber securities of any other company owned by the corporation which represent not more than 10% of the outstanding securities of such issue, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may from time to time confer like powers upon any other person or persons.

8.6) Shareholder Agreements. In the event of any conflict or inconsistency between these Bylaws, or any amendment thereto, and any shareholder control agreement as defined in Minnesota Statutes, Section 302A.457, whenever adopted, such shareholder control agreement shall govern.

ARTICLE 9.

AMENDMENTS OF BYLAWS

9.1) Amendments. Unless the Articles of Incorporation or these Bylaws provide otherwise, these Bylaws may be altered, amended, added to or repealed by the affirmative vote of a majority of the members of the Board of Directors. Such authority in the Board of Directors is subject to the power of the shareholders to change or repeal such Bylaws, and the Board of Directors shall not make or alter any Bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies on the Board, or fixing the number of directors or their classifications, qualifications or terms of office, but the Board may adopt or amend a Bylaw to increase the number of directors.

The undersigned, Carey Weiss, M.D., Secretary of this corporation, hereby certifies that the foregoing Bylaws were duly adopted as the Bylaws of the corporation by its Board of Directors by action taken on February 25, 2013.

/s/ Carey Weiss
Carey Weiss, M.D., Secretary